CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Bridgeway Funds, Inc. and to the use of our reports dated August 25, 2022 on the financial statements and financial highlights of Aggressive Investors I Fund, Ultra-Small Company Fund, Ultra-Small Company Market Fund, Small-Cap Value Fund, Omni Small-Cap Value Fund and Managed Volatility Fund, each a series of shares of beneficial interest in Bridgeway Funds, Inc. Such financial statements and financial highlights appear in the June 30, 2022 Annual Reports to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania

October 24, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2023, relating to the financial statements and financial highlights of Aggressive Investors 1 Fund, Ultra-Small Company Fund, Ultra-Small Company Market Fund, Small-Cap Value Fund, Omni-Small Cap Value Fund, and Managed Volatility Fund, each a series of Bridgeway Funds, Inc., for the year ended June 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and ”Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 24, 2023